CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Allianz Variable Insurance Products Trust of our reports dated February 24, 2022, relating to the financial statements and financial highlights, which appear in each of the fund’s (as listed in Appendix I) Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 27, 2022

Appendix I

AZL DFA Five-Year Global Fixed Income Fund
AZL DFA International Core Equity Fund
AZL DFA U.S. Core Equity Fund
AZL DFA U.S. Small Cap Fund
AZL Enhanced Bond Index Fund
AZL Fidelity Institutional Asset Management Multi-Strategy Fund
AZL Fidelity Institutional Asset Management Total Bond Fund
AZL Gateway Fund
AZL Government Money Market Fund
AZL International Index Fund
AZL MetWest Total Return Bond Fund
AZL Mid Cap Index Fund
AZL Moderate Index Strategy Fund
AZL MSCI Emerging Markets Equity Index Fund
AZL MSCI Global Equity Index Fund
AZL Russell 1000 Growth Index Fund
AZL Russell 1000 Value Index Fund
AZL S&P 500 Index Fund
AZL Small Cap Stock Index Fund
AZL T. Rowe Price Capital Appreciation Fund